2015 Shareholder Meeting Hines Real Estate Investment Trust, Inc. Sherri Schugart President and CEO

Hines REIT 2015 Shareholder Meeting  Commenced capital raising in 2004 and raised $2.5 billion of capital between then and the end of 2009 to invest primarily in high quality office assets in the US  Raised and invested significant capital in 2006 and 2007, a period which represented a peak in the last economic cycle and real estate cycle  In 2008 and 2009, amidst the global financial crisis, we experienced significant declines in capital raising and significant increases in redemption requests as well as significant declines in the valuations of our assets  At the end of 2009, capital raising ceased and we suspended our redemption plan to prudently preserve liquidity and protect the company’s financial position 2 Company History and Overview

Hines REIT 2015 Shareholder Meeting  Since 2009, the Company has been focused on the following: – Leasing: Keeping our tenants in occupancy to preserve and maintain operating income and values – Liquidity: Ensuring we have sufficient funds to meet liquidity needs for operating expenses, leasing capital, and debt refinancings, while still maintaining reasonable levels of distributions to our shareholders – Strategic asset sales and acquisitions: Identifying opportunities to sell certain assets to harvest liquidity and reposition the portfolio to be more geographically concentrated for a future portfolio exit 3 Company History and Overview

Hines REIT 2015 Shareholder Meeting  To date we have sold 35 assets directly or indirectly providing aggregate net sales proceeds to the Company of approximately $1.7 billion.  We have used those proceeds as follows: – Return of Capital distributions to our investors of approximately $259.8 million – Reinvestments into existing assets for leasing capital, building improvements or deleveraging through paying down debt – Reinvestments of approximately $802.8 million into 3 high-quality office assets located on the West Coast which we believe greatly improves the attractiveness of our West Coast portfolio to help maximize value at exit  We continue our disposition and repositioning process with an eye on providing investors with an ultimate liquidity event. 4 Company History and Overview

Hines REIT 2015 Shareholder Meeting Portfolio Summary1  Total real estate assets of approximately $2.8B 2  Interests in 32 properties totaling approximately 14.6 million square feet  Weighted average occupancy of 89%  Current leverage percentage of 43% with weighted average interest rate of 3.6%  Distributions at an annualized rate of 4.15% declared through September 2015, based on the estimated per share NAV of $6.50 3 . This NAV excludes the $1.01 per share special distribution of return of capital in prior years  Share Redemption Program reinstated in April 2013 at 85% of NAV and all eligible requests submitted since then have been honored to date 5 1Data as of June 30, 2015, except where otherwise indicated. Owned directly or indirectly. 2This represents Hines REIT’s pro-rata share of the appraised values of each investment held directly and indirectly as of September 30, 2014. The estimated value of the property acquired subsequent to September 30, 2014 was based on the net contract purchase price. It does not necessarily reflect the current aggregate value of Hines REIT’s investments. 3The distribution rate is $0.00073973 per share, per day. The annualized rate assumes that the distribution rate is maintained for a 12-month period. The estimated per share NAV was determined as of September 30, 2014 and is not an indication of the current value on a per share basis of an investment in Hines REIT.

Hines REIT 2015 Shareholder Meeting REGIONAL MIX1 % OF TOTAL PORTFOLIO—BASED ON ESTIMATED AGGREGATE VALUE CITY MIX1 % OF TOTAL PORTFOLIO—BASED ON ESTIMATED AGGREGATE VALUE East Midwest South West San Francisco Bay Area Houston Chicago Seattle Atlanta San Diego Los Angeles New York Dallas Sacramento Miami Richmond Charlotte Phoenix San Antonio Orlando Denver ASSET CLASS MIX1 % OF TOTAL PORTFOLIO—BASED ON ESTIMATED AGGREGATE VALUE West South Midwest East 62% Los Angeles Seattle Chicago San Fran\Bay Area Dallas Atlanta Sacramento Denver Houston New York Richmond Phoenix Charlotte Other Miami San Diego 22.2% 10.7% 5.0% 2.2% 1.4% 1.1% 19.0% 10.4% 2.8% 1.7% 1.3% 11.3% 5.5% 2.7% 1.6% 1.1% Office Retail Industrial 89% 8% 3% 6 1. Data as of July 2015 and based on Hines REIT’s pro-rata share of the estimated aggregate value. Raleigh San Jose 21% 11% 6%

Hines REIT 2015 Shareholder Meeting 7 Citymark Dallas, TX  Acquired: August 2005 for $27.8 million  Sold: February 2015 for $38.9 million 4050/4055 Corporate Drive Dallas, Texas  Acquired: May 2008 for $42.8 million  Sold: April 2015 for $44.3 million 2555 Grand Kansas City, MO  Acquired: February 2008 for $155.8 million  Sold: July 2015 for $153.5 million Strategic Dispositions During 2015

Hines REIT 2015 Shareholder Meeting Strategic Asset Dispositions – Core Fund 8 One North Wacker Chicago, IL  Acquired: March 2008 for $540.0 million  Sold 49% noncontrolling interest in December 2011  Sold remaining 51% interest in January 2015 Charlotte Plaza Charlotte, North Carolina  Acquired: June 2007 for $175.5 million  Sold: April 2015 for $160.0 million1 1As a result of its investment in the Core Fund, Hines REIT had a 24% indirect interest in this property at the time of the sale.

Hines REIT 2015 Shareholder Meeting Strategic Asset Acquisitions During 2015 9 Civica Office Commons Bellevue, Washington • Acquired: February 2015 for $205.2 million • Two Class A office buildings with 308,616 rentable square feet • 90% leased 2851 Junction Avenue San Jose, California • Acquired: May 2015 for $86.9 million • 155,613 rentable square feet • 100% leased

Hines REIT 2015 Shareholder Meeting Management Focus and Priorities  Our near-term priorities consist of: – Continuing leasing efforts to drive higher occupancy – Managing liquidity & maximizing distributions to shareholders – Strategic asset sales and selectively evaluating high-quality reinvestment opportunities for repositioning the portfolio – Evaluating and preparing for potential exit strategies most likely in the 2016-2017 timeframe  These priorities are designed to maximize shareholder returns over the long term  Alignment of interest – Hines is the largest investor with approximately $154 million of equity and reinvested fees invested in Hines REIT 10

Hines REIT 2015 Shareholder Meeting 11 Statements in this presentation, including but not limited to intentions, beliefs, expectations or projections relating to distributions, redemptions of common stock pursuant to Hines REIT’s share redemption program, occupancy levels at Hines REIT’s properties, sales of assets, a liquidity event, and the maximization of shareholder returns, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that Hines REIT is unable to maintain the current level of distributions, the risk that Hines REIT is unable to attract new tenants or existing tenants vacate or fail to renew their leases, the risk that Hines REIT is unable to identify an exit strategy during the anticipated time frame and other risks described in the “Risk Factors” section of Hines REIT’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended and supplemented by Hines REIT’s other filings with the Securities and Exchange Commission.